SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C. 20549

                    FORM 8-K/A

                  CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                    May 7, 2013
                  Date of Report
         (Date of Earliest Event Reported)

          PERCIPIENCE GLOBAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

         WALLGATE ACQUISITION CORPORATION
(Former Name of Registrant as Specified in its Charter)

Delaware              000-54833                       46-1873979
(State or other   (Commission File Number)         (IRS Employer
jurisdiction                                      Identification No.)
of incorporation)

                   7 Gale Drive
           Valley Stream, New York 11581
     (Address of Principal Executive Offices)

                215 Apolena Avenue
          Newport Beach, California 92662
  (Former Address of Principal Executive Offices)

                    888-906-8875
          (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On May 8, 2013, Percipience Global Corporation (formerly Wallgate Acquisition Corporation) (the "Registrant" or the "Company") issued 1,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 67% of the total outstanding 1,500,000 shares of common stock.

ITEM 5.01     Changes in Control of Registrant

    On May 7, 2013, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on October 10, 2012 as supplemented by the information contained in this report.

    The Registrant intends to deliver income and growth via a residential real estate backed investment, which affords the investor an interest in
(a) unencumbered, debt-free, pre-screened residential real estate security
(b) a consistent and reliable annual yield via government-assurance rental income and (c) the opportunity for additional capital appreciation with the recovery of the residential real estate market. The Registrant plans to develop its business model utilizing the principle of absolute returns aiming to produce positive returns regardless of the direction of traditional equity/debt markets. The Registrant anticipates that field operations will be conducted by a property management firm with a 50-year operating history.

ITEM 5.02   Departure of Directors or Principal Officers; Election of
            Directors

    On May 7, 2013, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On May 7, 2013, James McKillop resigned as the Registrant's vice president and director.

    On May 7, 2013, Gordon Drucker was named as the director of the Registrant.

    On May 7,  2013, Gordon Drucker was appointed President of the
Registrant.

    Gordon Drucker serves as the sole officer and director of the Registrant. Since 1986, Mr. Drucker has been actively involved in the purchase, rehabilitation, rental and sale of real estate on an individual and corporate basis. Mr. Drucker is the founder and Managing Member of Executive Realty, an operating New York City based development company that owns and manages various real estate properties across the North Eastern region of the United States including single family homes, retail strip malls, office buildings, multifamily houses and apartment buildings. In addition, for the past seven years, Mr. Drucker has been Portfolio Manager for Homes Direct, a regional housing development firm located in Queens, New York with responsibilities including the development and continued management of over 250 residential housing units, an assortment of homes ranging from traditional single family to six-family units, both on a new construction and rehabilitation basis. Over 45% of the homes held with that portfolio are leased by government-based tenants. Mr. Drucker has a special expertise with government based tenant rentals. Mr. Drucker received his Bachelor of Arts Degree in Business Administration in 1979 from the State University of New York at New Paltz.

                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                               PERCIPIENCE GLOBAL CORPORATION
 		              (formerly Wallgate Acquisition Corporation)

Date: July 22, 2013              /s/ Gordon Drucker
                                      President